                                                                       EXHIBIT 1


                            THORN APPLE VALLEY, INC.


                   $[17,500,000] Principal Amount of [_____]%
                      Convertible Subordinated Debentures
                               Due April 1, 2007


                             UNDERWRITING AGREEMENT




                                 April __, 1997


RONEY & CO., L.L.C.
As Representative of the Several
Underwriters Named in Schedule 2
One Griswold
Detroit, Michigan 48226

Ladies and Gentlemen:

         Thorn Apple Valley, Inc., a Michigan corporation (the "Company"), hereby confirms its agreement with Roney & Co., L.L.C. (the "Representative") and the several Underwriters named in Schedule 2 (the "Underwriters") as set forth below.

         1. Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Underwriters an aggregate of $[17,500,000] principal amount of [_____]% Convertible Subordinated Debentures due April 1, 2007. Such $[17,500,000] principal amount of Debentures are referred to in this Agreement as the "Firm Debentures". The Company also proposes to issue and sell to the Underwriters not more than an aggregate of $[2,250,000] principal amount of additional Debentures if requested by the Underwriters as provided in Section 3 of this Agreement. Any and all Debentures to be purchased by the Underwriters pursuant to such options are referred to in this Agreement as the "Option Debentures", and the Firm Debentures and any Option Debentures are collectively referred to in this Agreement as the "Debentures". The Debentures are to be issued pursuant to an indenture to be dated as of April 1, 1997 (the "Indenture") between the Company and ____________________________ (the "Trustee").

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                 (a) The Company meets the requirements for use of a registration statement on Form S-2 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Act"). A registration statement on such Form (File No. 333-_____) with respect to the Debentures, including a prospectus subject to completion, has been prepared and filed by the Company with the Commission in accordance with the provisions of the Act, and one or more amendments to such registration statement may have been so filed. As soon as practicable after the execution of this Agreement, the Company will file with the Commission either (1) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in amendments to such registration statement (or, if no such amendments shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters prior to the execution of this Agreement, or (2) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, amendments to such registration statement, including a form of prospectus, copies of which amendments have been furnished to and approved by the Underwriters prior to the execution of this Agreement.

         As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, and, in the event of any amendment to such registration statement after the effective date and before the Firm Closing Date and any Option Closing Date (as defined in Sections 3(a) and 3(b), respectively), such registration statement as so amended, but only from and after the effectiveness of such amendment, including (1) all financial statements, schedules and exhibits thereto, (2) all documents (or portions thereof) incorporated by reference therein filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (3) any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined). As used in this Agreement, the term "Preliminary Prospectus" means the prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective), including all documents (or portions thereof) incorporated by reference therein filed under the Exchange Act. As used in this Agreement, the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement, at the time the Registration Statement or any amendment thereto became effective, and, in the event of any supplement or amendment to such prospectus before the Firm Closing Date and any Option Closing Date, such prospectus as so supplemented or amended but only from and after the filing with the Commission of such supplement or the effectiveness of such amendment, in any case including all documents (or portions thereof) incorporated by reference therein filed under the Exchange Act.

                 (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission, it (1) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act, the Exchange Act, the Trust Indenture Act of 1939 as





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amended, if required (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder, and (2) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective and at all times subsequent thereto up to and including the Firm Closing Date and any Option Closing Date, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act, the Trust Indenture Act, if required, the Exchange Act and the respective rules and regulations of the Commission thereunder, and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective), on the date when the Prospectus is otherwise amended or supplemented and at all times subsequent thereto up to and including the Firm Closing Date and any Option Closing Date (as defined in Sections 3(a) and 3(b), respectively), the Prospectus, as amended or supplemented at any such time, (x) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act, the Trust Indenture Act, if required, the Exchange Act and the respective rules and regulations of the Commission thereunder and (y) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use therein.

                 (c)      The Company's only subsidiaries are listed on
Schedule 1 to this Agreement (the "Subsidiaries"). The Company and each of its Subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the nature or conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                 (d) The Company and each of its Subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions of this Agreement to be carried out by it.

                 (e) The authorized, issued and outstanding shares of capital stock of each of the





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Company's subsidiaries are set forth on Schedule 1 to this Agreement.  Such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and are all owned beneficially by the Company free and clear of all restrictions on transfer (other than those imposed by the Act and the securities or blue sky laws of various jurisdictions and any security interests, liens, encumbrances, equities and claims.

                 (f) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), under the caption "Capitalization". All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights and contractual rights to purchase (to the extent the Company or any of its Subsidiaries is a party to such contract), except for those contractual rights to purchase described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Common Stock, $.10 par value, of the Company (the "Common Stock") into which the Debentures may be converted as provided in the Indenture (the "Underlying Common Stock", and together with the Debentures, the "Securities") have been duly authorized and duly reserved for issuance and, upon issuance in accordance with the terms of the Debentures and the Indenture, the Underlying Common Stock will be duly authorized, validly issued, fully paid and nonassessable. No holder of outstanding shares of capital stock of the Company is entitled as such to any preemptive or other rights to subscribe for any of the Securities, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

                 (g) The capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (h) The Indenture has been duly authorized, and when duly executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as
(1) enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, (2) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (3) rights to indemnification may be limited by applicable law.

                 (i) The Debentures have been duly authorized for issuance and sale pursuant to this Agreement and, when duly executed, authenticated and delivered to the Underwriters against payment therefor pursuant to the provisions of the Indenture and this Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms (except as (1) enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, (2) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (3) rights to indemnification may be limited by applicable law), and will be entitled to the benefits of the Indenture,





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which will be substantially in the form previously delivered to you; and the
Debentures and the Indenture conform to all statements relating thereto contained in the Registration Statement and Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (j) The consolidated financial statements and schedules of the Company and its consolidated Subsidiaries included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial condition of the Company and its consolidated Subsidiaries and the results of operations and cash flows as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated in the Registration Statement and the Prospectus (or such Preliminary Prospectus), the information included therein.

                 (k) Coopers & Lybrand L.L.P., who have certified certain financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act, the Exchange Act and the related published rules and regulations thereunder.

                 (1) The execution and delivery of this Agreement have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due execution by the other parties to this Agreement, is the legal, valid and binding agreement of the Company, enforceable by any such party against the Company in accordance with its terms, except as (1) enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, (2) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (3) rights to indemnification may be limited by applicable law.

                 (m) No legal or governmental proceedings are pending, or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).
No contract or other document is required to be described in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

                 (n) The execution and delivery of this Agreement, the issuance, offering and sale of the Debentures to the Underwriters by the Company pursuant to this Agreement, the compliance by the





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Company with the other provisions of this Agreement and the performance and consummation of the other transactions contemplated by this Agreement do not
(1) require the consent, approval, authorization, registration or qualification of or with any court or governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the registration statement (as amended) filed with respect to the Debentures is not effective under the Act as of the time of execution of this Agreement, such as may be required (and shall be obtained as provided in this Agreement) under the Act or the Trust Indenture Act, or (2) contravene or violate the Company's articles of incorporation, its bylaws or any shareholder agreement, voting trust or similar arrangement applicable to any of its authorized shares of capital stock (the "Company's Organic Documents"), (3) contravene or violate any of the Subsidiaries' articles of incorporation, bylaws or other charter or organizational documents (the "Subsidiaries' Organic Documents"), (4) contravene or violate any indenture, mortgage, deed of trust, lease, instrument or other agreement or contractual restriction, law or governmental rule or regulation or decree or order of any court or other governmental authority or arbitrator binding or affecting the Company or any of its Subsidiaries or any of their respective properties, except as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and except for such contravention or violation which, in the aggregate, could not reasonably be expected to result in a material adverse change in the condition (financial or otherwise), business, management, prospects, net worth, results of operations or cash flows of the Company or any of its Subsidiaries, taken as a whole, (a "Material Adverse Change"), or (5) result in, or require the creation or imposition of, any mortgage, lien, pledge, adverse claim, equity, restriction, charge, security interest or other encumbrance or defect in or on any property or asset of the Company or any of its Subsidiaries (a "Lien"), except as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and except for any such Lien which could not reasonably be expected to have a Material Adverse Change.

                 (o) The Company has not, directly or indirectly, (1) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Debentures or (2) since the filing of the registration statement originally filed with respect to the Debentures (A) sold (except for sales of Common Stock upon exercises of warrants or stock options or pursuant to employee benefit plans, which warrants, options and plans are described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus)), bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Debentures or the Common Stock or (B) except as disclosed to the Representative before the date of this Agreement, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                 (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus):
(1) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been





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any change in the capital stock (except for sales of Common Stock upon exercises of warrants or stock options or pursuant to employee benefit plans, which warrants, options and plans are described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus)), short-term debt (other than incurred in the ordinary course of business) or long-term debt (other than capital leases totaling no more than $___ million in the aggregate) of the Company and its consolidated Subsidiaries or any loss or damage to the property of the Company or any of its Subsidiaries that results in a Material Adverse Change, any material adverse change in the condition (financial or otherwise), business, results of operations, cash flows or prospects of the Company or any of its Subsidiaries, taken as a whole, except in each case as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (q) The Company and each of its Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them or described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) as owned by them, in each case free and clear of any Lien, except such as do not, singly or in the aggregate, materially and adversely affect the condition, (financial or otherwise), business, results of operations, cash flows, working capital or prospects of the Company or any of its Subsidiaries, taken as a whole, and any real and personal property and buildings held under lease by the Company or any of its Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not, singly or in the aggregate, materially and adversely affect the condition (financial or otherwise), business, results of operations, cash flows, working capital or prospects of the Company or any of its Subsidiaries, taken as a whole, in each case mentioned in this paragraph except as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Company and its Subsidiaries own or lease all properties as are necessary to its operations as now conducted and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) except to the extent the failure to own or lease such property would not result in a Material Adverse Change and except as otherwise stated in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (r) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent that could result in a Material Adverse Change.

                 (s) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently used or employed by them in connection with their respective businesses, and neither the Company nor any such Subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change; and the expiration of any of the foregoing, singly





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or in the aggregate, would not result in a Material Adverse Change.

                 (t) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth, results of operations or cash flows of the Company or any of its Subsidiaries, taken as a whole, except as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (u) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (v) The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory authorities which are material to the conduct of their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth, results of operations or cash flows of the Company or any of its Subsidiaries, taken as a whole, except as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (w) The Company will conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and this transaction will not cause the Company to become an investment company subject to registration under the Investment Company Act.

                 (x) The Company and its Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed by them or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company or any of its Subsidiaries taken as a whole, and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on their books) and have paid all taxes required to be paid by them, and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, except as described in or contemplated by the Registration Statement and the





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Prospectus (or, if the Prospectus is not in existence, the most recent
Preliminary Prospectus), and except to the extent that the failure to pay such taxes could not result in a Material Adverse Change.

                 (y) Neither the Company nor any of its Subsidiaries is in violation of any foreign, federal, state or local law or regulation, including, without limitation, laws or regulations relating to fresh meat and processed meat and poultry products, to occupational safety and health and to the storage, handling or transportation of hazardous or toxic materials, and the Company and its Subsidiaries have received all permits, licenses or other approvals required of them under such applicable foreign, federal, state and local laws and regulations to conduct their respective businesses, and the Company and each such Subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth, results of operations or cash flows of the Company or any of its Subsidiaries, taken as a whole, except as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (z) In the ordinary course of business, the Company conducts a periodic review of the effect of all applicable foreign, federal, state and local laws and regulations relating to fresh meat or processed meat and poultry products and to the protection of human health, safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with such laws or regulations or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Change.

                 (aa) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                 (bb) Except for the shares of capital stock of each of the Subsidiaries, neither the Company nor any such Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                 (cc) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's





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general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (dd) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance and observance by the Company or any of its Subsidiaries of any term, covenant or condition of any bond, debenture, indenture, note, evidence of indebtedness, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound which would have a material adverse effect on the property, business or operations of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any foreign, federal, state or local law, regulation, rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, taken as a whole.
Neither the Company nor any of its Subsidiaries is in violation of its articles of incorporation, bylaws or other charter or organizational documents.

                 (ee) None of the Company, its Subsidiaries or any employee of the Company or its Subsidiaries has made any payment of funds of the Company or its Subsidiaries prohibited by law and no funds of the Company or its Subsidiaries have been set aside to be used for any payment prohibited by law.

         3.      Purchase, Sale and Delivery of the Debentures.

                 (a) On the basis of the representations, warranties, agreements and covenants contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to each of the Underwriters, and each of the Underwriters, individually and not jointly, agrees to purchase from the Company, at a purchase price equal to ___% of the principal amount, the respective principal amount of Firm Debentures set forth opposite the name of such Underwriter in Schedule 2 to this Agreement. One or more certificates in definitive form for the Firm Debentures that the several Underwriters have agreed to purchase under this Agreement, and in such denomination or denominations and registered in such name or names as you request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to you on the Closing Date for the respective accounts of the several Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by certified or official bank checks drawn upon or by a New York Clearing House bank and payable in next-day funds to the order of the Company or at the option of the Underwriters, by wire transfer to the account of the Company in same-day funds. Such delivery of, and payment for, the Firm Debentures shall be made at the offices of Dykema Gossett PLLC, 400 Renaissance Center, 23rd Floor, Detroit, Michigan 48243, at 9:30 A.M., Detroit time, on April ___, 1997, or at such other place, time or date as you and the Company may agree upon or as you may determine pursuant to Section 9 of this Agreement, such time and date of delivery against payment being referred to in this Agreement as the "Firm Closing Date". The Company will make such certificate or certificates for the Firm Debentures available to you for inspection at the offices in Detroit, Michigan of the Company's transfer agent or registrar or of Roney & Co., L.L.C. at least 24 hours prior to the Firm Closing Date.

                 (b) For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Debentures as contemplated by the Prospectus, the Company hereby grants to the Underwriters options to purchase, individually and not jointly, the Option Debentures in accordance with the provisions of this Agreement. The purchase price to be paid for any Option Debentures shall be the same as the price for the Firm Debentures set forth above in paragraph (a) of this Section 3, plus accrued interest from April 1, 1997, to the Option Closing Date. The options granted hereby may be exercised as to all or any part of the Option Debentures from time to time (but not more than twice) within 30 days after the date of the Prospectus (or, if such 30th day shall be a Saturday or a Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Debentures prior to the exercise of such options. The Underwriters may from time to time (but not more than twice) exercise the options granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate principal amount of Option Debentures as to which the Underwriters are then exercising the options and the date and time for delivery of and payment for such Option Debentures. Any such date of delivery shall be determined by the Underwriters but shall not be earlier than two business days or later than seven business days after such exercise of the options and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time, date or both as the Underwriters and the Company may agree upon or as the Underwriters may determine pursuant to Section 9 of this Agreement, are called the "Option Closing Date" in this Agreement with respect to such Option Debentures. Upon exercise of the options as provided in this Agreement, the Company shall become obligated to sell to each of the Underwriters, and, on the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions set forth in this Agreement, each of the Underwriters, individually and not jointly, shall become obligated to purchase from the Company, the same percentage of the total principal amount of the Option Debentures as to which the Underwriters are then exercising the options as such Underwriter is obligated to purchase of the aggregate number of Firm Debentures (subject to such adjustments to provide for purchases of Debentures in principal amounts that are even multiples of $1,000 as you may determine). If the options are exercised as to all or any portion of the Option Debentures, one or more certificates in definitive form for such Option Debentures, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this
Section 3, except that reference therein to the Firm Debentures and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Debentures and Option Closing Date, respectively.

                 (c) You have advised the Company that each Underwriter has authorized you to accept delivery of its Firm Debentures (and Option Debentures, if any of the options is exercised), to make payment and to give receipt therefor.

         4. Offering by the Underwriters. Upon your authorization of the release of the Firm Debentures, the Underwriters propose to offer their respective portions of the Firm Debentures for sale to the public upon the terms set forth in the Prospectus.

         5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

                 (a) The Company will use its best efforts to cause the registration statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Debentures is required to be delivered under the Act (or until the Firm Closing Date and any Option Closing Date, if later), the Company (1) will comply with all requirements imposed upon it by the Act, the Trust Indenture Act, the Exchange Act and the respective rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Debentures in accordance with the provisions of this Agreement and of the Prospectus, as then amended or supplemented, and (2) will not file with the Commission the Prospectus or the amendment referred to in the third sentence of Section 2(a) of this Agreement, any amendment or supplement to such Prospectus or any amendment to the Registration Statement of which the Underwriters shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing or as to which filing you shall not have given your consent (which shall not be unreasonably withheld). The Company will prepare and file with the Commission, in accordance with the Act and the rules and regulations of the Commission, promptly upon request by the Underwriters or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may reasonably be necessary or advisable in connection with the distribution of the Debentures by the Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise you, promptly after receiving, notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to you of each such filing or effectiveness.

                 (b) The Company will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of (1) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (2) the suspension of the qualification of the Debentures for offering or sale in any jurisdiction, (3) the institution, threatening or contemplation of any proceeding for any such purpose or (4) any request made by the Commission for amending the Registration Statement, for amending or supplementing any Preliminary Prospectus or the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is used, to obtain the withdrawal thereof as promptly as possible.

                 (c) The Company will make all necessary filings for, and will use its best efforts to cause, the registration or qualification of the Debentures for offering and sale under the securities or blue sky laws of such jurisdictions as you may reasonably designate and will continue such registrations or qualifications in effect for as long as may be necessary to complete the distribution of the Debentures, provided, however, that in connection with such registration or qualification the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

                 (d) If, at any time prior to the later of (1) the final date when a prospectus relating to the Debentures is required to be delivered under the Act or (2) the Firm Closing Date and any Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Exchange Act, the Trust Indenture Act, the respective rules or regulations of the Commission thereunder or any other law, the Company will promptly notify the Underwriters thereof and, subject to
Section 5(a) of this Agreement, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

                 (e) The Company will, without charge, provide (1) to each of the Underwriters and to counsel for the Underwriters a signed copy of the registration statement originally filed with respect to the Debentures and each amendment thereto (in each case including exhibits thereto), and a conformed copy of such registration statement and each amendment thereto (in each case without exhibits thereto) and (2) so long as a prospectus relating to the Debentures is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriters, counsel for the Underwriters. or any dealer may reasonably request.

                 (f) The Company, as soon as practicable and in any event not later than 16 months after the effective date of the Registration Statement, will make generally available to its security holders and to the Underwriters a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                 (g) The Company will apply the net proceeds from the sale of the Debentures sold by the Company as set forth under "Use of Proceeds" in the Registration Statement and the Prospectus.

                 (h) The Company will not, directly or indirectly, and will cause its directors, Messrs. John C. Canepa, Henry S. Dorfman, Joel Dorfman, Burton D. Farbman, Louis Glazier, Moniek Milberger and Seymour Roberts, and its affiliates which are shareholders of the Company, to agree not to, directly or indirectly, without your prior written consent, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or other disposition of) any Common Stock or any securities convertible into, or exchangeable or exercisable for, Common Stock for a period of 90 days after the date of this Agreement except for (1) issuances pursuant to the exercise of warrants outstanding on the date of this Agreement or pursuant to the exercise of employee stock options outstanding on the date of this Agreement (including, without limitation, the use by the holder of any such warrants or options of Common Stock (whether outstanding or withheld by the Company from the total amount issued) to pay the exercise price of such warrants or options, provided that such warrants or options are described in the Registration Statement and the Prospectus), or (2) the grant of employee stock options pursuant to the Company's stock option plans in effect on the date of this Agreement, provided that any employee stock options so granted after the date of this Agreement are not exercisable prior to 90 days after the date of this Agreement and provided further that such plans are described in the Registration Statement and the Prospectus, or (3) issuances and sales of the Debentures to the Underwriters pursuant to this Agreement, or (4) issuances of Common Stock upon conversion of the Debentures, or (5) gifts of Common Stock to a donee who agrees to be bound by such agreement, or (6) distributions of Common Stock by a partnership, trust, limited liability company or corporation to its partners, beneficiaries, members or shareholders, respectively, if all recipients of such distribution agree to be bound by such agreement.

                 (i) The Company will not, directly or indirectly, (1) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Debentures or (2) at any time during the distribution of the Debentures, except as disclosed to the Representative before the date of this Agreement, (A) sell, bid for, purchase, attempt to induce any person to purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                 (j) At all times prior to the conversion of the Debentures, the Underlying Common Stock shall remain duly authorized and duly reserved for issuance.

                 (k) For a period of three years from the effective date of the Registration Statement, the Company shall furnish to you copies of all public reports filed by the Company and all reports and financial statements furnished by the Company to its shareholders, The Nasdaq Stock Market, any stock exchange upon which the Company's securities are traded, or to the Commission pursuant to the Act or the Exchange Act or any rule or regulation of the Commission under the Act or the Exchange Act (except for exhibits, which, however, need be furnished only upon request).

         6.      Expenses.

                 (a) The Company will pay all costs, expenses, fees and taxes incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 11 of this Agreement, including all costs, expenses, fees and taxes incident to (1) the preparing, printing or other production and filing of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Debentures and any amendment thereto (including, without limitation, the Registration Statement), any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Underwriters' Questionnaire and Power of Attorney, any blue sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Debentures, (2) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (3) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (4) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Debentures, including transfer agent's and registrar's fees, (5) the registration or qualification of the Debentures under state securities and blue sky laws, including filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters relating thereto or to the "Blue Sky" survey, (6) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Debentures and any listing fees relating to the Securities, (7) the fees and expenses of the Trustee, (8) advertising approved by the Company (which approval shall not be unreasonably withheld) relating to the offering of the Debentures (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters), and (9) its out-of-pocket expenses, including transportation, meals and lodging with respect to the road shows and other selling efforts. If the sale of the Firm Debentures provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 of this Agreement is not satisfied, because this Agreement is terminated pursuant to
Section 11 of this Agreement, because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its or their part to be performed or satisfied under this Agreement (other than by reason of a default by any of the Underwriters) or for any other reason (other than because of the Underwriters' refusal (except for bona fide reasons related to the Company, its officers, directors, employees or agents or market conditions) or inability to perform), the Underwriters will account for their reasonable reimbursable expenses and, subject to Section 6(b), the Company will reimburse the Underwriters individually upon demand for all of their reasonable reimbursable out-of-pocket expenses (including counsel fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Debentures; provided that if the Offering is not completed due to a termination of this Agreement pursuant to Section 11(a)(2), (3), (4), (5), or (6) ("Market Conditions"), the maximum reimbursement obligation of the Company shall be [$_________]. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

                 (b) The provisions of paragraph 10 of the letter of intent dated February 11, 1997 between the Company and you (the "Letter of Intent"), which provisions provide for payments of fees and reimbursement of expenses incurred in connection with the Underwriters' engagement by the Company, shall continue as provided therein.

         7. Conditions of the Underwriters' Obligations. The several obligations of each of the Underwriters to purchase and pay for the Firm Debentures shall be subject, in the Underwriters' sole discretion, to the accuracy of the representations and warranties of the Company contained in this

Agreement as of the date of this Agreement and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions of this Agreement, to the performance by the Company of its covenants and agreements under this Agreement and to the following additional conditions:

                 (a) If the registration statement or any amendment to the registration statement filed prior to the Firm Closing Date has not been declared effective as of the time of execution of this Agreement, the registration statement or such amendment shall have been declared effective not later than 11:00 A.M., New York City time, on the date on which an amendment to the registration statement originally filed with respect to the Debentures or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Debentures has been filed with the Commission, or such later time and date as shall have been consented to by you. If required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission. The Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                 (b) You shall have received on the Firm Closing Date an opinion addressed to the Underwriters (reasonably satisfactory to you and counsel for the Underwriters), dated the Firm Closing Date, of Honigman Miller Schwartz and Cohn, counsel for the Company, to the effect that:

                          (1) the Company and each of its Subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business;

                          (2) the Company and each of the Subsidiaries have corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement and to carry out all the terms and provisions of this Agreement to be carried out by it;

                          (3) the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid (based on a certificate of the applicably Subsidiary's Treasurer) and nonassessable and are owned beneficially by the

         Company, to the actual knowledge of such counsel after reviewing the applicable stock certificates, free and clear of any adverse claim, as defined in the applicable Uniform Commercial Code, or, to the best knowledge of such counsel, any other Liens;

                          (4) the Indenture (A) has been duly and validly authorized, executed and delivered by the Company, (B) is duly qualified under the Trust Indenture Act or such qualification is not required under the provisions of the Trust Indenture Act and (C) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors' rights generally and (ii) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                          (5)     the Debentures (A) are in the form
         contemplated by the Indenture, (B) have been duly and validly authorized for issuance and sale by all necessary corporate action, and (C) constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors' rights generally and (ii) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                          (6) the Debentures and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus and the form of certificate used to evidence the Debentures is in the form required by law and by the Indenture;

                          (7) the authorized and, to the actual knowledge of such counsel based upon a certificate of the transfer agent of the Company, issued and outstanding capital stock of the Company is, as of the date set forth in the Prospectus, as set forth in the Prospectus under the caption "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid (based on a certificate of the Company's Treasurer) and nonassessable and, to the actual knowledge of such counsel after reviewing the Company's Articles of Incorporation, Bylaws, and minute books and the documents listed as exhibits to the Registration Statement, were not issued in violation of, or subject to, any preemptive rights or other rights to subscribe for or purchase securities; the certificates for such outstanding capital stock are valid and in proper legal form; the Underlying Common Stock has been duly authorized and duly reserved for issuance by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and nonassessable; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

                          (8) the statements set forth under the headings "Description of Debentures" and "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Debentures and capital stock of the Company, provide a fair and accurate summary of such provisions;

                          (9) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

                          (10) to the actual knowledge of such counsel, (A) no legal or governmental proceedings are pending or threatened to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and that are not described therein, and (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                          (11) the issuance, offering and sale of the Debentures to the Underwriters by the Company pursuant to this Agreement, the execution and delivery of this Agreement, the compliance by the Company with the other provisions of this Agreement and the performance and consummation of the other transactions contemplated by this Agreement do not (A) require the consent, approval, authorization, registration or qualification of or with any court or governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, (B) contravene or violate the Company's Organic Documents"), (C) contravene or violate any of the Subsidiaries' Organic Documents, (D) contravene or violate any indenture, mortgage, deed of trust, lease, instrument or other agreement or contractual restriction, law or governmental rule or regulation or decree or order of any court or other governmental authority or arbitrator binding or affecting the Company or any of its Subsidiaries or any of their respective properties, except as described in or contemplated by the Registration Statement and the Prospectus and except for such contravention or violation which, in the aggregate, could not reasonably be expected to result in a Material Adverse Change, or (E) result in, or require the creation of imposition of, any Lien, except as described in or contemplated by the Registration Statement and the Prospectus and except for any such Lien which could not reasonably be expected to have a Material Adverse Change;

                          (12) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the actual knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

                          (13) the registration statement originally filed with respect to the Debentures and each amendment thereto (including, without limitation, the Registration Statement) and the Prospectus and any supplement or amendment thereto (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder and the Indenture and the Statement of Eligibility and Qualification of the Trustee on Form T-1 comply as to form in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; provided that such counsel in opining on the form of the Registration Statement, Prospectus and any supplement or amendment thereto and the Form T-1 may assume the correctness and completeness of the statements made or included therein.

                          (14) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal or state regulatory authorities necessary to conduct their respective businesses; and

                          (15) this transaction will not cause the Company to become an investment company subject to registration under the Investment Company Act.

Such counsel shall also state that, (y) in the course of preparation of the Registration Statement and any amendment to the Registration Statement and the Prospectus and any amendment or supplement thereto, such counsel had conferences with officials of the Company and its independent auditors, and with representatives of the Underwriters and their counsel at which the content of the Registration Statement and any amendment to the Registration Statement and the Prospectus and any amendment or supplement thereto and related matters were discussed, and also had discussions with such officials of the Company with a view toward a clear understanding on their part of the requirements of the Act with reference to the preparation of registration statements and prospectuses, although such counsel did not verify independently the accuracy or completeness of the statements contained in the Registration Statement and any amendment to the Registration Statement and the Prospectus and any amendment or supplement thereto, and (z) based on such counsel's examination of the Registration Statement and any amendment to the Registration Statement and the Prospectus and any amendment or supplement thereto and on its participation in the above-mentioned conferences, nothing has come to its attention that gives it reason to believe that the Registration Statement or any amendment to the Registration Statement, or the Prospectus or any amendment or supplement thereto, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of the date of such opinion, contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any belief as to financial statements and notes, any related schedules and other financial data contained in the Registration Statement or Prospectus).

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems reasonable, on certificates of responsible officers of the Company, its transfer agent and public officials and, as to matters involving the application of laws of any jurisdiction other than the State of Michigan or the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of local counsel reasonably satisfactory to counsel for the Underwriters, and copies of such opinion shall be delivered to the Underwriters and counsel for the Underwriters.

         References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

                 (c) You shall have received on the Firm Closing Date an opinion addressed to the Underwriters, dated the Firm Closing Date, of Dykema Gossett PLLC, counsel for the Underwriters, with respect to the issuance and sale of the Firm Debentures, the Registration Statement and the Prospectus, and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters involving the application of laws of any jurisdiction other than the State of Michigan or the United States upon the opinion of Honigman Miller Schwartz and Cohn referred to in paragraph (b) above.

                 (d) You shall have received letters, on and as of the date of this Agreement and on and as of the Firm Closing Date, from Coopers & Lybrand L.L.P., certified public accountants for the Company, in form and substance satisfactory to the Underwriters, to the effect that:

                          (1) they are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act, the Exchange Act and the applicable rules and regulations thereunder;

                          (2) in their opinion, the consolidated financial statements and schedules of the Company and its consolidated subsidiaries audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act, the related published rules and regulations thereunder and Staff Accounting Bulletins with respect to registration statements on Form S-2 and the Exchange Act documents and filings incorporated by reference therein;

                          (3) on the basis of a reading of the December 13, 1996 unaudited condensed consolidated balance sheet, and the unaudited condensed consolidated statements of income, stockholders' equity and cash flows for the twenty-eight week periods ended December 13, 1996 and December 8, 1995, included or incorporated by reference in the Registration Statement and the Prospectus, and performance of the procedures (completed on ____________, 1997) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on such December 13, 1996 unaudited condensed consolidated financial statements, a reading of the latest interim unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, a reading of the minutes of the meetings of the shareholders, the board of directors and any committees thereof of the Company and each of its consolidated Subsidiaries, inquiries of certain officials of the Company and its consolidated Subsidiaries who have responsibility for financial and accounting matters, such limited review and auditing procedures and inquiries as may be in accordance with standards for such reviews promulgated by the American Institute of Certified Public Accountants and other specific procedures and inquiries, nothing came to their attention that caused them to believe that:

                                  (A) the unaudited condensed consolidated financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder and Staff Accounting Bulletins with respect to registration statements on Form S-2 and the Exchange Act documents and filings incorporated by reference therein or such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                                  (B)      at the date of the latest balance
                 sheet read by them and at a subsequent specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company and its consolidated Subsidiaries or any decreases in net current assets or shareholders' equity of the Company and its consolidated Subsidiaries, in each case compared with amounts shown on the December 13, 1996 unaudited consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except for changes which the Registration Statement and the Prospectus discloses have occurred or may occur or which are described in the letter;

                                  (C)      at the date of the latest
                 consolidated balance sheet read by them and at a subsequent specific date not more than five business days prior to the date of such letter there were any decreases, as compared with amounts shown in the unaudited consolidated balance sheet as of December 13, 1996, included or incorporated by reference in the Registration Statement and the Prospectus, in consolidated total assets, working capital, long-term debt or shareholders' equity of the Company and its consolidated Subsidiaries, except for decreases which the Registration Statement and the Prospectus discloses have occurred or may occur or which are described in such letter;

                                  (D)      for the period from December 13,
                 1996, to the date of the latest consolidated income statement read by them, and for the period from December 13, 1996, to a subsequent specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the preceding year in consolidated revenues, gross profit, operating income, earnings before income taxes or the total or per share amounts of income before extraordinary items or of net income or of the Company and its consolidated Subsidiaries, except for decreases which the Registration Statement and the Prospectus discloses have occurred or may occur or which are described in such letter; and

                          (4) on the basis of their audits referred to in their report contained or incorporated by reference in the Prospectus, the limited procedures referred to in (3) above and the carrying out of certain other specified procedures agreed between the Representative and Coopers & Lybrand L.L.P., not constituting an audit, they have compared certain specified amounts, percentages and financial information included in the Registration Statement and the Prospectus[, in Exhibits 11 and 12 to the Registration Statement] or in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 20, 1996, and December 13, 1996, incorporated by reference in the Registration Statement and Prospectus with the underlying accounting records of the Company and its consolidated Subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

                 (e) If the letters referred to in paragraph (d) above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (1) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriters deem such explanation unnecessary, and (2) such changes, decreases or increases do not, in the reasonable judgment of the Underwriters, make it impractical or inadvisable to proceed with the purchase and delivery of the Debentures as contemplated by the Registration Statement. References to the Registration Statement and the Prospectus in paragraph (d) and this paragraph (e) with respect to the letters referred to above shall include any amendment or supplement thereto at the date of such letter.

                 (f) You shall have received on the Firm Closing Date a certificate, dated the Firm Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

                          (1) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

                          (2) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

                          (3) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding which has resulted in a Material Adverse Change, and (B) there has not been any Material Adverse Change, or any development involving a prospective Material Adverse Change, except in each case as described in or contemplated by the Registration Statement and Prospectus, and (C) there has not been any change in the capital stock or a material increase in the long-term debt of the Company or any of its Subsidiaries, taken as a whole, except in each case as described in or contemplated by the Registration Statement and the Prospectus and except pursuant to the exercise of warrants or employee stock options outstanding on the date as of which information about such warrants or employee stock options is given in the Registration Statement and the Prospectus, and (D) the Company has not incurred any change in liability or obligation, direct or contingent, which is material to the Company or any of its Subsidiaries, except in each case as described in or contemplated by the Registration Statement and the Prospectus, and except for changes in accounts payable incurred in the ordinary course of business.

                 (g) On or before the Firm Closing Date, the Underwriters and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company, as to the accuracy of the representations and warranties of the Company in this Agreement, including, without limitation, as to the performance by the Company of its obligations under this Agreement, as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder and as to any other matter relating to the Company, the Debentures, the Registration Statement, the Prospectus or the offering of the Debentures.

                 (h) The Debentures shall have been designated for inclusion on The Nasdaq National Market, subject only to notice of issuance at the time of purchase.

         All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions of this Agreement only if they are reasonably satisfactory in all material respects to the Underwriters and counsel for the Underwriters. The Company shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriters and counsel for the Underwriters shall reasonably request.

         The several obligations of each of the Underwriters to purchase and pay for any Option Debentures shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm

Debentures, except that all references to the Firm Debentures and the Firm Closing Date shall be deemed to refer to such Option Debentures and the related Option Closing Date, respectively.

         8.      Indemnification and Contribution.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter, their respective directors, officers, partners, agents and employees and each other person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, "Indemnitees") against any losses, claims, damages or liabilities, joint or several, to which such Indemnitee may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, relate to, or are caused by or based upon,

                          (1) any untrue statement or alleged untrue statement made by the Company in this Agreement,

                          (2) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Debentures under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"),

                          (3) any omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or any omission or alleged omission to state in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or

                          (4) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Debentures, including, without limitation, slides, videos, films, and tape recordings, except to the extent such materials were prepared by the Underwriters, and will reimburse, as incurred, each Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating, defending against, or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, is related to, or is caused by or based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter expressly for use therein; and provided, further, that the Company will not be liable to any Indemnitee with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Debentures from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented), other than the documents incorporated by reference therein, at or prior to the written confirmation of the sale of such Debentures to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act and where delivery of such Prospectus (as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with
Section 5(d) or 5(e) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Indemnitee is a party to such claim, action, suit or proceeding), unless (1) such settlement, compromise or consent includes an unconditional release of all of the Indemnitees from all liability arising out of such claim, action, suit or proceeding and (2) the entire settlement amount and all costs of settlement and all related costs are borne by the Company or another third party other than any of the Indemnitees.

                 (b) Each Underwriter, individually and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director or officer of the Company, or any such controlling person of the Company may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, relate to, or are caused by or are based upon,

                          (1) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or

                          (2) any omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or any omission or alleged omission to state in any Preliminary Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case of (1) and (2) above to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. Notwithstanding any other provision of this paragraph (b), no Underwriter shall be obligated to provide indemnification under this paragraph (b) that in the aggregate exceeds the total public offering price of the securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of such untrue or alleged untrue statement or omission or alleged omission, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to indemnification under this paragraph
(b).

                 (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8 and will not relieve it from any liability under this Section 8 except to the extent the indemnifying party is actually prejudiced by the failure to give such notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party or any officers, directors or controlling persons of such indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action in accordance with the foregoing, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (1) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than (i) one separate counsel for all such actions, and (ii) one local counsel in each jurisdiction in which such actions are pending or threatened, all of which counsel shall be designated by you in the case of indemnification under paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (2) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party or indemnified party shall, without the prior written consent of the other indemnifying or indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such person is a party to such claim, action, suit or proceeding), unless (A) such settlement, compromise or consent includes an unconditional release of all of the non-consenting parties from all liability arising out of such claim, action, suit or proceeding and (B) the entire settlement amount and all costs of settlement and all related costs are borne by persons other than the non-consenting persons; provided that with respect to indemnification under paragraph (a) of this Section 8, such consent will not be required if (i) in the indemnified party's reasonable judgment the indemnifying party does not have the financial ability and the intent to satisfy its indemnification obligations described in this Section 8, and (ii) the indemnified party notifies the indemnifying party in writing at least 10 business days before it settles, compromises or consents to the entry of any judgment in any such pending or threatened claim, action, suit or proceeding.

                 (d) If the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (1) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Debentures or (2) if the allocation provided by the foregoing clause (1) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters (but only if, in the case of the Underwriters, such statements or omissions were made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriters expressly for use therein), the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions under this paragraph (d) that in the aggregate exceed the total public offering price of the securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of such untrue or alleged untrue statement or omission or alleged omission, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute under this paragraph (d) are individual in proportion to their respective underwriting obligations and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         9. Default of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase the Firm Debentures which it or they have agreed to purchase under this Agreement and the aggregate principal amount of Firm Debentures which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total principal amount of Firm Debentures, each non- defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Firm Debentures set forth opposite its name in Schedule 2 bears to the total principal amount of Firm Debentures which all non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Debentures which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Firm Debentures which any Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Firm Debentures without the written consent of such Underwriter. If any one or more of the Underwriters shall fail or refuse to purchase Firm Debentures or Option Debentures under this Agreement and the principal amount of Firm Debentures with respect to which such default occurs is more than one- tenth of the total amount of Firm Debentures, and if arrangements satisfactory to you are not made within 36 hours after such default for the purchase by other persons (who may include the non-defaulting Underwriters) of the Debentures with respect to which such default occurs, this Agreement will terminate without liability on the part of any nondefaulting Underwriters or the Company other than as provided in Section 10 of this Agreement. In any such case which does not result in the termination of this Agreement, you shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 of this Agreement for not more than seven business days in order that any necessary changes may be made in the Registration Statement, the Prospectus, the other documents and the arrangements for the purchase and delivery of the Firm Debentures or Option Debentures, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

         10. Survival. The respective representations, warranties, agreements, covenants, indemnities, contribution agreements and other statements of the Company and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 of this Agreement and (b) delivery of and payment for the Debentures. The respective agreements, covenants, indemnities, limitations on liability and other statements set forth in Sections 6, 8, 9 and 11 of this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11.     Termination.

                 (a) This Agreement may be terminated with respect to the Firm Debentures or any Option Debentures in your sole discretion by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations on its part to be performed under this Agreement on or before the Firm Closing Date or the Option Closing Date, as applicable, or if any of the conditions in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled at or prior to the Firm Closing Date or such Option Closing Date, respectively:

                          (1) the Company and the Subsidiaries, taken as a whole, shall have, in your reasonable judgment, sustained any Material Adverse Change, including any loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, or from any labor dispute or any legal or governmental proceeding, to the extent resulting, in your reasonable judgment, in a Material Adverse Change, or any adverse change, or any development involving a prospective adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), management, business, net worth, cash flows or results of operations of the Company and the Subsidiaries, taken as a whole, to the extent resulting, in your reasonable judgment, in a Material Adverse Change, except in each case as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto);

                          (2) trading in the Common Stock shall have been suspended by the Commission or The Nasdaq National Market or trading in securities generally on the New York Stock Exchange or The Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on such exchange or market system;

                          (3) a banking moratorium shall have been declared by Michigan, New York or United States authorities;

                          (4) there shall have been (A) an outbreak or major extension of hostilities between the United States and any foreign power, (B) an outbreak or major extension of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in the general economic, political or financial conditions so disrupting the U.S. financial markets that, in your reasonable judgment, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Debentures as contemplated by the Registration Statement, as amended as of the date of this Agreement;

                          (5) there shall have been enacted, published, decreed or promulgated any federal, state or local statute, regulation, rule or order of any court or other governmental authority which in your reasonable judgment materially and adversely affects or is reasonably likely to materially and adversely affect the business or operations of the Company; or

                          (6) any actions shall have been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable judgment has a material adverse effect on the securities markets in the United States that, in your reasonable judgment, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Debentures as contemplated by the Registration Statement, as amended as of the date of this Agreement.

                 (b)      Termination of this Agreement pursuant to this
Section 11 shall be without liability of any party to any other party except as provided in Section 6 (including the provisions of the Letter of Intent which are incorporated in this Agreement) and Section 8 of this Agreement.

         12. Information Supplied by Underwriters. The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter to the Company for the purposes of Section 2(b) and Section 8 of this Agreement. The Underwriters confirm that such statements (to such extent) are correct.

         13. Notices. All notices and communications under this Agreement shall be in writing and, if sent to you or the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Roney & Co., L.L.C., One Griswold, Detroit, Michigan 48226, Attention: John C. Donnelly (with a copy to Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243, Attention: Paul R. Rentenbach, Esq.); and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 26500 Northwestern Highway, Southfield, Michigan 48076, Attention: Chief Executive Officer (with a copy to Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226, Attention: Donald J. Kunz, Esq.).

         14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriters and the Company, and their respective successors. assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions contained in this Agreement, this Agreement and all conditions and provisions of this Agreement being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of the Company contained in
Section 8 of this Agreement shall also be for the benefit of the Indemnitees, including, without limitation, any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and (b) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Debentures from any Underwriter shall be deemed a successor because of such purchase.

         15. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth in this Agreement, shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to any provisions relating to conflicts of laws.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. Entire Agreement. This Agreement and the Letter of Intent provisions which are incorporated in this Agreement are the parties' entire agreement concerning its subject matter, and supersede all prior undertakings and agreements.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance of this Agreement in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the Underwriters.


                                     Very truly yours,

                                     THORN APPLE VALLEY, INC.


                                     By:
                                         ---------------------------------
                                         Joel Dorfman,
                                           President and Chief Executive Officer



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

RONEY & CO., L.L.C.


By:
    -------------------------------
    John C. Donnelly,
      Director of Corporate Finance
      and General Partner

                                   SCHEDULE 1

                                  SUBSIDIARIES


                                                                           State of
                 Name                                                     Incorporation
                 ----                                                    ---------------
Coast Refrigerated Trucking Co., Inc.                                    North Carolina
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

Cavanaugh Lakeview Farms, Ltd.                                           Michigan
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

 Crown West, Inc.                                                        Michigan
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

Frederick Holdings, Inc.                                                 Michigan
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

Gunsberg Corned Beef Company                                             Michigan
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

Millers Transport Inc.                                                   Utah
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

National Food Express, Inc.                                              Michigan
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

Ponca Holdings, Inc.                                                     Michigan
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

Thorn Apple Valley Foreign Sales Corporation                             Virgin
         Authorized: ______ shares of Common Stock, ___ par value        Islands (U.S.)
         Outstanding: ______ shares

Thorn Apple Valley Holdings of Indiana, Inc.                             Michigan
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

Tillman Holdings, Inc.                                                       Michigan
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

Tri-Miller Packing Co.                                                       Utah
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

Tri-Miller Transportation Company Inc.                                       Utah
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

TAV Brands, Inc.                                                             Michigan
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares

TAV Swine Buying Stations, Inc.                                              Michigan
         Authorized: ______ shares of Common Stock, ___ par value
         Outstanding: ______ shares


_________________

         Thorn Apple Valley, Inc., a Michigan corporation, owns all of the outstanding shares of the above-named Subsidiaries, except that Tri- Miller Packing Co. and Millers Transport Inc. own ___ shares and ___ shares, respectively, of Tri-Miller Transportation Company Inc.

                                   SCHEDULE 2


                                                         Principal Amount of
                                                             Firm Debentures
Underwriter                                                  to be Purchased
-----------                                                  ---------------


RONEY & CO., L.L.C.                                              $__,000,000